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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2004, relating to the financial statements of InfraSource Incorporated and its subsidiaries as of as of December 31, 2002 and for the years ended December 31, 2002 and 2001 and for the period January 1, 2003 to September 23, 2003, which appears in Registration Statement No. 333-112375 on Form S-1 of InfraSource Services, Inc.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 19, 2004

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  Exhibit 23.3